UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2023

WK Kellogg Co

(Exact name of registrant as specified in its charter)

Delaware	001-41755	92-1243173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of principal executive offices, including zip code)

(269) 401-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value per share	KLG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 2, 2023 (the “Distribution Date”), the previously announced spin-off (the “Spin-Off”) of WK Kellogg Co (“WK Kellogg”) by Kellanova (f/k/a Kellogg Company) (“Kellanova”) was completed. In connection with the Spin-Off, WK Kellogg entered into the following agreements, forms of which were previously filed as exhibits to the registration statement on Form 10, as amended (File No. 001-41755) (the “Registration Statement”):

•

Separation and Distribution Agreement, dated as of September 29, 2023, between Kellanova and WK Kellogg (the “Separation and Distribution Agreement”), a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

•	Employee Matters Agreement, dated as of September 29, 2023, between Kellanova and WK Kellogg, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

•	Supply Agreement, dated as of September 29, 2023, between Kellanova and WK Kellogg, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

•

Master Ownership and License Agreement Regarding Patents, Trade Secrets and Certain Related Intellectual Property Agreement, dated as of September 29, 2023, between Kellanova and WK Kellogg, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

•

Master Ownership and License Agreement Regarding Trademarks and Certain Related Intellectual Property Agreement, dated as of September 29, 2023, between Kellanova and WK Kellogg, a copy of which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

•	Tax Matters Agreement, dated as of September 29, 2023, between Kellanova and WK Kellogg, a copy of which is filed as Exhibit 10.5 hereto and incorporated by reference herein.

•	Transition Services Agreement, dated as of September 29, 2023, between Kellanova and WK Kellogg, a copy of which is filed as Exhibit 10.6 hereto and incorporated by reference herein.

For a summary of the aforementioned agreements entered into in connection with the Spin-Off, please refer to the descriptions included in the Registration Statement under “Certain Relationships and Related Party Transactions—Agreements with Kellogg ParentCo”, which descriptions are incorporated herein by reference. The descriptions of such agreements are qualified in their entirety by reference to the full text of such agreements which are filed as Exhibits 2.1 and 10.1 through 10.6 hereto, respectively, and are incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Distribution Date, Kellanova completed the previously announced Spin-Off of WK Kellogg. Effective as of 12:01 a.m., New York City time on the Distribution Date, the common stock of WK Kellogg was distributed, on a pro rata basis, to Kellanova’s stockholders of record as of the close of business on September 21, 2023 (the “Record Date”). On the Distribution Date, each of the stockholders of Kellanova received one share of WK Kellogg’s common stock for every four shares of Kellanova’s common stock held by such stockholder on the Record Date (the “Distribution”). Fractional shares of WK Kellogg’s common stock were not delivered in the Distribution. Any fractional share of WK Kellogg’s common stock otherwise issuable to a Kellanova stockholder was or will be sold in the open market on such stockholder’s behalf, and such stockholder will receive a cash payment for the fractional share based on the stockholder’s pro rata portion of the net cash proceeds from sales of all fractional shares.

The Spin-Off was completed pursuant to the Separation and Distribution Agreement. For a summary of the Separation and Distribution Agreement, please refer to the description included in the Registration Statement under “Certain Relationships and Related Party Transactions—Agreements with Kellogg ParentCo,” which description is incorporated herein by reference. The description of the Separation and Distribution Agreement is qualified in its entirety by reference to the full text of the Separation and Distribution Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Spin-Off, on September 29, 2023, WK Kellogg borrowed $664.0 million, comprising (i) $500.0 million under WK Kellogg’s initial term loan facility (the “Term Loan Facility”) and (ii) $164.0 million under WK Kellogg’s revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Credit Facilities”), in each case, pursuant to the Credit Agreement, dated as of September 12, 2023, among WK Kellogg, WK Kellogg Canada Corp., the lenders party thereto and Coöperatieve Rabobank U.A., as administrative agent (the “Credit Agreement”).

The Senior Credit Facilities and the Credit Agreement were previously described in WK Kellogg’s Current Report on Form 8-K (the “Prior Form 8-K”) filed with the Securities and Exchange Commission on September 12, 2023, which descriptions are incorporated herein by reference. WK Kellogg used a portion of the net proceeds from the Senior Credit Facilities to fund a cash payment to Kellanova in connection with the Spin-Off. The description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which was filed as Exhibit 10.1 to the Prior Form 8-K and incorporated by reference herein.

Item 3.03.	Material Modifications to Rights of Security Holders.

In connection with the consummation of the Distribution, WK Kellogg’s Amended and Restated Certificate of Incorporation became effective at 11:59 pm ET on October 1, 2023 and its Amended and Restated Bylaws became effective on October 2, 2023 immediately prior to the Distribution. The descriptions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are the same as the descriptions thereof as previously reported in the Registration Statement under “Description of Our Capital Stock,” which descriptions are incorporated herein by reference.

The descriptions of WK Kellogg’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are qualified in their entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

WK Kellogg was a wholly owned subsidiary of Kellanova immediately prior to the Distribution. On October 2, 2023, Kellanova completed the Distribution of 100% of the outstanding capital stock of WK Kellogg to holders of Kellanova common stock on the Record Date. Kellanova’s holders of record received one share of WK Kellogg’s common stock for every four shares of Kellanova common stock. Following completion of the Distribution, WK Kellogg became an independent, publicly traded company. The description of the Spin-Off included under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Effective upon the consummation of the Distribution, Gordon Paulson and Norma Barnes-Euresti (collectively, the “Resigning Directors”) resigned from the Board of Directors (the “Board”) of WK Kellogg. The Resigning Directors’ resignation from the Board was not due to any disagreement with WK Kellogg relating to the operations, practices or policies of WK Kellogg.

Appointment of Directors and Officers

Effective upon the consummation of the Distribution, Zack Gund, Michael Corbo, Ramón Murguía, Mindy Sherwood, R. David Banyard, Jr. and Julio Nemeth were appointed as directors of WK Kellogg. Gary Pilnick was appointed Chair of the Board effective as of the consummation of the Distribution. Gary Pilnick and Wendy Arlin, who had been appointed to the Board effective July 30, 2023 and September 26, 2023, respectively, continue to serve as directors of WK Kellogg following the Distribution. Messrs. Pilnick and Gund are serving as Class I directors. Messrs. Corbo and Murguía and Ms. Sherwood are serving as Class II directors. Ms. Arlin and Messrs. Banyard and Nemeth are serving as Class III directors. Each class of directors is elected until the third annual meeting of the shareholders following the Spin-Off. The initial terms of the Class I, Class II and Class III directors will expire in 2024, 2025 and 2026, respectively.

The Information Statement of WK Kellogg included as an exhibit to the Registration Statement filed with the Commission on July 24, 2023 (as amended, the “Information Statement”) under the section entitled “Management” contains the biographical information about and compensation information for the newly appointed directors. Such information is incorporated by reference in this Item 5.02. There are no arrangements or understandings between any of the directors named above and any other person pursuant to which such director was appointed to the Board. There are no other relationships between the directors named above and WK Kellogg that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with their joining the Board, in addition to Ms. Arlin who had previously already been appointed as a member and the Chair of the Audit Committee on September 26, 2023, certain other directors of WK Kellogg were appointed to the Audit Committee, Compensation and Talent Management Committee, and Nominating and Governance Committees of the Board effective as of the consummation of the Distribution. The current composition of each committee is as follows:

•	the Audit Committee consists of Wendy Arlin, R. David Banyard, Jr., Julio Nemeth and Mike Corbo, with Ms. Arlin serving as the Chair of the Audit Committee;

•

the Compensation and Talent Management Committee consists of R. David Banyard, Jr., Wendy Arlin, Zack Gund, Ramón Murguía and Mindy Sherwood, with Mr. Banyard serving as Chair of the Compensation and Talent Management Committee; and

•	the Nominating and Governance Committee consists of Zack Gund, Mike Corbo, Ramón Murguía, Julio Nemeth and Mindy Sherwood, with Mr. Gund serving as Chair of the Nominating and Governance Committee.

In addition, effective as of the consummation of the Distribution, Gary Pilnick was appointed to serve as the Chief Executive Officer of WK Kellogg, Norma Barnes-Euresti was appointed to serve as the Chief Legal Officer and Secretary of WK Kellogg, Sherry Brice was appointed to serve as the Chief Supply Chain Officer of WK Kellogg, Bruce Brown was appointed to serve as the Chief Customer Officer of WK Kellogg and Doug VanDeVelde was appointed to serve as the Chief Growth Officer of WK Kellogg. David McKinstray, Chief Financial Officer of WK Kellogg, and Lisa Walter, Chief Accounting Officer of WK Kellogg, who had been appointed to their respective positions effective September 8, 2023, continue to serve as Chief Financial Officer and Chief Accounting Officer, respectively, of WK Kellogg following the Distribution.

The Information Statement under the sections entitled “Management” and “Compensation Discussion and Analysis” contains the biographical information about and compensation information for the newly appointed officers, respectively. Such information is incorporated by reference in this Item 5.02.

Non-Employee Director Compensation

Following the consummation of the Spin-Off, WK Kellogg’s non-employee directors will be entitled to receive annual cash and equity compensation in connection with their services as follows:

Cash Retainers

Each non-employee director will receive an annual cash retainer of $95,000. Any non-employee director who serves as the Non-Executive Board Chair in the future will receive an additional annual cash retainer of $100,000. Each non-employee director who serves as the Lead Director will receive an additional annual cash retainer of $35,000. Chairs of the following committees will be entitled to the following applicable additional annual cash retainers: (i) Audit Committee Chair: $20,000; (ii) Compensation and Talent Management Committee Chair: $20,000; and (iii) Nominating and Governance Committee Chair: $15,000.

Equity Grants

Each non-employee director will receive an annual grant of restricted stock units with an award value of $140,000 on terms and conditions to be determined by the Board after the Distribution Date.

WK Kellogg Co Compensation Plans

WK Kellogg has adopted the WK Kellogg Co 2023 Long-Term Incentive Plan, effective as of the Distribution Date (the “LTIP”), the WK Kellogg Co 2023 Employee Stock Purchase Plan, effective as of the Distribution Date (the “ESPP”), and other compensation and benefit plans, including the WK Kellogg Co Supplemental Savings and Investment Plan, effective as of August 4, 2023 (the “Supplemental S&I Plan”), the WK Kellogg Co Severance Benefit Plan, effective as of July 30, 2023 (the “Severance Plan”), the WK Kellogg Co Change of Control Severance Policy for Key Executive, effective as of the Distribution Date (the “Change of Control Policy”), and the WK Kellogg Co Executive Survivor Income Plan, effective as of the Distribution Date (the “Survivor Income Plan” and together with the LTIP, the ESPP, the Supplemental S&I Plan, the Severance Plan and the Change of Control Policy, the “Compensation Plans”).

The LTIP was adopted to assume the converted equity incentive awards held by employees of WK Kellogg or one of its subsidiaries, including those held by our executive officers, in each case as a result of the Spin-Off, and to grant equity incentive awards to be made upon or after the Spin-Off. The LTIP provides for the grant of stock options, stock appreciation rights, time- or performance-based restricted shares, time- or performance-based restricted share units and other cash-based or stock-based awards to employees, officers, non-employee directors or certain other service providers of WK Kellogg or its subsidiaries as may be selected by the committee of the Board of WK Kellogg administering the LTIP (the “Committee”). Treatment of awards granted under the LTIP upon a termination of the grantee’s employment or service will generally be determined by the Committee and set forth in the applicable award agreement, subject to certain exceptions provided in the LTIP. In the event of a “change of control” (as defined in the LTIP), unless otherwise determined by the Committee, any outstanding awards assumed, continued or substituted by the successor to WK Kellogg will be subject to “double-trigger” accelerated vesting upon an involuntary termination of employment or service of the grantee within two years following the change of control. In the event outstanding awards are not assumed, continued or substituted by the successor in connection with the change of control, such awards will be subject to “single trigger” accelerated vesting upon the change of control.

The ESPP allows participants, including our executive officers, to acquire WK Kellogg stock at up to 15% discount to the market price. Under applicable tax law, a participant in the ESPP may purchase up to $25,000 in fair market value, as defined in the plan, of WK Kellogg common stock in any calendar year.

The Supplemental S&I Plan is intended to provide our executive officers with benefits comparable to those which would be available under our tax-qualified plan if the Internal Revenue Service regulations did not include limits on covered compensation and benefits. The Supplemental S&I Plan uses the same benefit formulas as our broad-based tax-qualified plan, and uses the same type of compensation to determine benefit amounts. The Supplemental S&I Plan also provides for matching contributions to certain eligible employees.

The Severance Plan provides severance benefits to employees, including the named executive officers, who are terminated by WK Kellogg under certain circumstances, subject to their execution of a general release and compliance with certain restrictive covenants.

The Change of Control Policy provides benefits to our executives, including the named executive officers, in connection with a “change of control” in the event an executive is terminated without “cause” or the executive terminates employment for “good reason” (each as defined in the policy), in each case within two years following the change of control (or if the executive reasonably demonstrates that such qualifying termination has been initiated by a third party that has taken steps reasonably calculated to effect a change of control or otherwise has arisen in connection with or in anticipation of a change of control). Severance benefits under the Change of Control Policy consist of (i) a lump sum payment of a prorated target annual bonus, (ii) a lump sum payment of the sum of the executive’s annual base salary and target annual bonus, multiplied by the applicable “group multiple” (not to exceed two), (iii) a lump sum payment equal to the actuarial equivalent of the benefit the executive would have received for a number of years (equal to the applicable group multiple) of additional participation under our retirement plans, (iv) continued participation in health and welfare benefit plans for a number of years (equal to the applicable group multiple) following termination, (v) up to two years’ vesting credit for equity incentive awards (depending on the applicable group multiple) and (vi) outplacement services, in each case subject to the executive’s execution of a general release and compliance with certain restrictive covenants.

The Survivor Income Plan provides beneficiaries of eligible executives with WK Kellogg-funded life insurance policies upon the executive’s death.

Retention Agreement and General Release

Effective on the Distribution Date, WK Kellogg assumed the obligations under that certain Retention Agreement and General Release by and between Doug VanDeVelde and Kellanova, dated August 22, 2022, pursuant to which Mr. VanDeVelde is entitled to receive a retention award consisting of restricted stock units, which fully vested in connection with the Spin-Off and a cash bonus (the “Retention Bonus”). Information on the Retention Bonus is included in the Information Statement under the caption “Compensation Discussion and Analysis,” on pages 137 to 138, which pages are incorporated herein by reference. Such information relating to the Retention Bonus as set forth in the Information Statement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Agreement and General Release, which is filed as Exhibit 10.14 to this Current Report on Form 8-K and is incorporated herein by reference.

Recognition Awards

On May 11, 2023, David McKinstray, Bruce Brown and Sherry Brice received recognition awards, in the amount of $94,200, $103,000 and $85,300, respectively, in the form of a cash bonus (the “Recognition Bonus”) pursuant to a Recognition Award Agreement and General Release (the “Recognition Award Agreement”) with Kellanova, which was assumed by WK Kellogg in connection with the Spin-Off, for their significant contributions in connection with the Spin-Off. The Recognition Bonus will be paid shortly after the Distribution Date, subject to the recipient’s continued employment and execution of a general release of claims.

Executive Officer Salary Increases

Each of WK Kellogg named executive officers will have the following base salary rates, target annual incentive plan (“AIP”) opportunity and target annual long-term incentive (“LTI”) opportunity, effective as of the Distribution Date: (i) for Gary Pilnick, $1,000,000 annual base salary, $1,100,000 target AIP and $3,300,000 target annual LTI; (ii) for David McKinstray, $500,000 annual base salary, $400,000 target AIP and $800,000 target annual LTI; (iii) for Doug VanDeVelde, $550,000 annual base salary, $357,500 target AIP and $700,000 target annual LTI; (iv) for Bruce Brown, $455,000 annual base salary, $295,750 target AIP and $500,000 target annual LTI; and (v) for Sherry Brice, $400,000 annual base salary, $240,000 target AIP and $300,000 target annual LTI.

The foregoing descriptions of the Compensation Plans and Recognition Bonuses and the applicable terms and conditions of the benefits and awards as set forth under this Item 5.02 do not purport to be complete and are qualified in their entirety by reference to the full text of such plans and awards, which are filed as Exhibits 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.15 and 10.16, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 3.03 of this Current Report on Form 8-K with respect to WK Kellogg’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is incorporated by reference herein.

Item 8.01.	Other Events.

Pension Plan Events

As a result of the Spin-Off, the Kellogg Company Pension Plan (EIN 38-0710690; PN 004) (the “KCPP”) and the Kellanova Muncy Pension Plan (EIN 38-0710690; PN: 015) (the “Muncy Pension Plan”) continue to be sponsored by Kellanova, and the Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Pension Plan (EIN: 38-0710690; PN 005) (the “Grain Millers Pension Plan”) is now sponsored by WK Kellogg. In connection with the transfer of sponsorship of the Grain Millers Pension Plan to WK Kellogg, the name of the Grain Millers Pension Plan was amended to be the WK Kellogg Co – Bakery, Confectionery, Tobacco Workers and Grain Millers Pension Plan (EIN 92-1243173; PN: 002). As a result of the Spin-Off effective on the Distribution Date, Kellanova ceased to be a member of the WK Kellogg controlled group that includes the Grain Millers Pension Plan, and WK Kellogg ceased to be a member of the Kellanova controlled group that includes the KCPP and Muncy Pension Plan. Neither company is now a contributing sponsor, within the meaning of Section 4001(a)(13) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), of the pension plan(s) sponsored by the other company. The transactions described above and in Item 2.01, including the Distribution, are, or could be deemed to be, “reportable events” pursuant to Sections 4043(c)(9) and/or 4043(c)(11) of ERISA, that would otherwise require notice to the Pension Benefit Guaranty Corporation (“PBGC”).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Separation and Distribution Agreement, dated as of September 29, 2023, between Kellanova and WK Kellogg Co.

3.1	Amended and Restated Certificate of Incorporation of WK Kellogg Co.

3.2	Amended and Restated By-Laws of WK Kellogg Co.

10.1	Employee Matters Agreement, dated as of September 29, 2023, between Kellanova and WK Kellogg Co.

10.2	Supply Agreement, dated as of September 29, 2023, between Kellanova and WK Kellogg Co.

10.3	Master Ownership and License Agreement Regarding Patents, Trade Secrets and Certain Related Intellectual Property, dated as of September 29, 2023, between Kellanova and WK Kellogg Co.

10.4	Master Ownership and License Agreement Regarding Trademarks and Certain Related Intellectual Property, dated as of September 29, 2023, between Kellanova and WK Kellogg Co.

10.5	Tax Matters Agreement, dated as of September 29, 2023, between Kellanova and WK Kellogg Co.

10.6	Transition Services Agreement, dated as of September 29, 2023, between Kellanova and WK Kellogg Co.

10.7	WK Kellogg Co Supplemental Savings and Investment Plan.

10.8	WK Kellogg Co 2023 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on September 20, 2023).

10.9	Form of Restricted Share Unit Terms and Conditions (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registrant’s Registration Statement on Form 10 filed with the Commission on August 1, 2023).

10.10	Form of Performance Stock Unit Terms and Conditions (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Registrant’s Registration Statement on Form 10 filed with the Commission on August 1, 2023).

10.11	WK Kellogg Co Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on September 20, 2023).

10.12	WK Kellogg Co Severance Benefit Plan.

10.13	WK Kellogg Co Change of Control Severance Policy for Key Executives.

10.14	Retention Agreement and General Release with Doug VanDeVelde.

10.15	Form of Recognition Award Agreement and General Release (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form 10 filed with the Commission on July 24, 2023).

10.16	WK Kellogg Co Executive Survivor Income Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WK KELLOGG CO

By:	/s/ Gary Pilnick
Name:	Gary Pilnick
Title:	Chief Executive Officer

Date: October 2, 2023